Exhibit 99.2

AUDITORS’ REPORT

To the Board Of Directors of SynX Pharma Inc.

We have audited the consolidated balance sheets of SynX Pharma Inc. (a Development Stage Company) as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for the years then ended and for the period from March 11, 1997, date of inception, to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

With respect of the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2003 and 2002, we conducted our audits in accordance with Canadian generally accepted auditing standards and the auditing standards generally accepted in the United States of America. With respect of the consolidated statements of operations and deficit and cash flows for the period from March 11, 1997, date of inception, to December 31, 2003, we conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and for the period from March 11, 1997, date of inception, to December 31, 2003 in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada

June 11, 2004

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 2 to the financial statements. Our report to the Board of Directors dated June 11, 2004 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s financial statements, such as the change described in note 3(k) to the consolidated financial statements as at December 31, 2002 and for the year then ended. Our report to the Board of Directors dated June 11, 2004 is expressed in accordance with Canadian reporting standards, which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada

June 11, 2004

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Consolidated Balance Sheets

December 31, 2003 and 2002

(Canadian dollars)

	2003	2002
Assets

Current assets:
Cash and cash equivalents	$490,181	$48,300
Marketable securities	—	2,841,258
Tax credits recoverable	200,000	600,000
Accounts receivable	391,426	179,494
Prepaid expenses and other assets	358,467	214,583

	1,440,074	3,883,635
Long-term investments (note 5)	671,000	700,000
Intangible asset (note 7)	1,960,502	—
Capital assets (note 6)	5,745,310	6,852,597
Funds on deposit - restricted (note 15(b))	1,000,000	1,000,000

	$10,816,886	$12,436,232

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$3,676,194	$1,238,214
Current portion of equipment financing	17,684	34,208

	3,693,878	1,272,422

Long-term portion of equipment financing	—	19,899
Deferred rent	753,067	526,333
Debentures (note 8)	3,304,571	—

Shareholders’ equity:
Share capital (note 9)	39,924,415	39,924,415
Stock options	6,804	2,309
Share purchase warrants (note 8)	183,700	—
Deficit accumulated during development stage	(37,049,549)	(29,309,146)

	3,065,370	10,617,578

Going concern (note 2)
Commitments (note 15)
Subsequent event (note 17)

	$10,816,886	$12,436,232

See accompanying notes to consolidated financial statements.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Consolidated Statements of Operations and Deficit

(Canadian dollars)

	Years ended December 31,		Cumulative from March 11, 1997 to December 31,
	2003	2002	2003
Revenue:
Licensing fees	$3,080,000	$5,953,500	$9,033,500
Research fees	2,483,551	—	3,184,001
Product sales	640,398	136,144	1,184,789
Service fees	167,000	148,017	1,710,847
Other	123,782	39,526	363,886

	6,494,731	6,277,187	15,477,023
Cost of goods sold	(307,832)	(16,268)	(324,100)

	6,186,899	6,260,919	15,152,923

Interest income	84,625	113,486	914,326

Expenses:
Research and development:
Salaries and benefits	2,717,548	3,979,163	14,260,124
Laboratory supplies and services	1,065,847	1,713,438	5,697,367
Research and clinical funding	1,193,314	750,957	4,559,011
Professional fees	1,421,259	2,020,543	5,767,403
Other operational costs	1,399,369	1,359,523	4,084,348

	7,797,337	9,823,624	34,368,253
IRAP grant	—	(31,596)	(200,000)
Investment tax credits	(368,894)	(200,000)	(2,838,846)

	7,428,443	9,592,028	31,329,407
Sales and marketing:
Salaries and benefits	707,518	486,775	1,194,293
Occupancy costs	154,104	37,561	191,665
Other	560,283	311,747	872,030

	1,421,905	836,083	2,257,988
General and administrative:
Salaries and benefits	1,370,530	2,115,182	7,483,071
Interest and financing	411,320	17,522	1,394,523
Professional fees	769,335	919,340	3,927,884
Other	836,145	800,932	3,018,728

	3,387,330	3,852,976	15,824,206
Depreciation and amortization	1,437,094	1,185,137	3,879,069
Loss on foreign exchange	337,155	76,634	415,632

	1,774,249	1,261,771	4,294,701

	14,011,927	15,542,858	53,706,302

Reversal of accrued interest	—	—	589,504

Loss for the period	(7,740,403)	(9,168,453)	(37,049,549)
Deficit, beginning of period	(29,309,146)	(20,140,693)	—

Deficit, end of period	$(37,049,549)	$(29,309,146)	$(37,049,549)

Basic and diluted loss per share (note 10)	$(0.75)	$(0.89)

See accompanying notes to consolidated financial statements.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Consolidated Statements of Cash Flows

(Canadian dollars)

	Years ended December 31,		Cumulative from March 11, 1997 to December 31,
	2003	2002	2003
Cash flows from (used in) operating activities:
Loss for the period	$(7,740,403)	$(9,168,453)	$(37,049,549)
Items not involving cash:
Depreciation and amortization	1,437,094	1,185,137	3,879,069
Deferred compensation	4,495	2,309	6,804
Loss on disposal of capital assets	18,260	3,092	21,351
Deferred rent	226,734	526,333	753,067
Accretion on debentures	38,271	—	38,271
Deferred financing costs	—	—	41,629
Investments received for services rendered	—	—	(700,000)
Common shares issued for services received	—	—	35,250
Interest expense	—	—	667,435
Reversal of accrued interest	—	—	(589,504)
Change in non-cash working capital (note 12(a))	2,482,164	(592,665)	2,726,301

	(3,533,385)	(8,044,247)	(30,169,876)

Cash flows from (used in) financing activities:
Issue of common shares, net of issue costs	—	—	24,918,631
Issue of convertible debentures, net of financing costs	—	—	4,986,936
Issue/exercise of warrants and underwriters’ options	183,700	42,500	7,628,411
Exercise of options	—	223,909	882,966
Issue of debentures	3,266,300	—	3,450,000
Proceeds from sale of long-term investment	29,000	—	29,000
Repayment of equipment financing obligations	(49,467)	(8,791)	(112,978)
Issue of notes payable	—	—	1,352,660
Proceeds from equipment financing	13,044	47,643	60,687

	3,442,577	305,261	43,196,313

Cash flows from (used in) investing activities:
Acquisition of capital assets, net of tax credits	(258,565)	(4,401,119)	(9,486,252)
Proceeds from sale of capital assets	4,671	—	4,671
Acquisition of intangible asset	(2,054,675)	—	(2,054,675)
Purchase of term deposit	—	(1,000,000)	(1,000,000)
Redemption of marketable securities	2,841,258	12,158,992	—

	532,689	6,757,873	(12,536,256)

Increase (decrease) in cash and cash equivalents	441,881	(981,113)	490,181

Cash and cash equivalents, beginning of period	48,300	1,029,413	—

Cash and cash equivalents, end of period	$490,181	$48,300	$490,181

Supplemental cash flow information (note 12(b))

See accompanying notes to consolidated financial statements.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (in Canadian dollars)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

1.	Operations:

SynX Pharma Inc. (the “Company”) was incorporated on March 11, 1997 and commenced its business activities in April 1997. The Company is a fully integrated proteomics research and development company dedicated to the rapid discovery, development and marketing of innovative health care products and services that lead to earlier and improved diagnosis and treatment of unmet medical needs. The Company leverages its Proteomics Discovery Platform™ to discover disease-associated biomarkers by analyzing human biological materials, focusing primarily on blood. These biomarkers are used in the development of new therapeutic candidates and highly specialized antibody-based diagnostics.

The Company has funded its research and development activities through the issuance of common shares and convertible debt and limited commercial activities. Accordingly, the Company is considered to be in the development stage and expects to incur additional losses and require additional financial resources. The continuation of the Company’s research and development activities and the commercialization of its products is dependent upon the Company’s ability to successfully complete its research programs, protect its intellectual property and finance its cash requirements on an ongoing basis. It is not possible to predict the outcome of future research and development activities and financing activities.

2.	Going concern:

These financial statements have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is significant doubt about the appropriateness of the use of the “going concern” assumption because the Company has experienced significant losses and negative cash flow from operations each year since inception.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the ability of the Company to attain profitable operations and to generate positive cash flows from operations and/or through the attainment of additional debt or equity financing sufficient to meet current and future obligations. There is no certainty that these and other strategies will be sufficient to permit the Company to continue beyond December 31, 2004.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

2.	Going concern (continued):

The financial statements do not reflect adjustments that would be necessary if the “going concern” assumption were not appropriate. If the “going concern” basis were not appropriate for these financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses, and the balance sheet classifications used.

3.	Significant accounting policies:

(a)	Basis of presentation:

The consolidated financial statements include the accounts of the Company’s wholly owned subsidiary, Synx Pharma U.S.A. LLC., incorporated on March 7, 2003. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Revenue recognition:

Revenue includes earnings from collaborative arrangements, research fees, reagent sales and services fees earned from third parties. Revenue from collaborative arrangements typically includes initial technology access or licensing fees, and milestone payments based on achievement of specified events. Initial technology access or licensing fees are recognized as revenue on a systematic basis over the period that the research services are delivered or obligations, as defined in the agreement, are performed over the license term. Milestones and other contingent payments are recognized as revenue upon the achievement of the specified event. Research fees are recognized as revenue when research and development activities are performed under the terms of the agreement. Reagent sales are recognized as revenue when title to the reagents is transferred to the buyer. Service fees for administrative support and other services are recognized over the term of the agreement.

(c)	Cash and cash equivalents:

Cash and cash equivalents include unrestricted cash, term deposits and government-backed securities having maturities not exceeding 90 days from their respective acquisition dates.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

3.	Significant accounting policies (continued):

(d)	Research and development:

Research costs are expensed as incurred. Development costs are expensed as incurred unless such costs meet the criteria for deferral and amortization under Canadian generally accepted accounting principles. To date, the Company has not deferred any development costs.

(e)	Marketable securities:

Marketable securities are stated at the lower of cost and market.

(f)	Long-term investments:

Portfolio investments are accounted for using the cost method. The Company periodically reviews the carrying value of its long-term investments. Any impairment, other than temporary, in their carrying value is charged to operations in the year in which the impairment is assessed.

(g)	Capital assets:

Capital assets are recorded at cost less related tax credits. Laboratory equipment under capital leases is initially recorded at the present value of minimum lease payments at the inception of the lease. Depreciation is provided using the following methods and annual rates:

Asset	Basis	Rate
Laboratory equipment	Declining balance	20%
Furniture and fixtures	Declining balance	20%
Office equipment	Declining balance	20%
Computer equipment in office and laboratory	Straight line	3 years
Leasehold improvements	Straight line	Term of lease

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

3.	Significant accounting policies (continued):

The Company regularly reviews the carrying values of its long-lived assets including capital assets and intangible assets subject to amortization. If the carrying values of its capital assets exceed the recoverable amount, a write-down is charged to the statements of operations and deficit.

(h)	Intangible assets:

Acquired intangible assets are initially recognized and measured at cost. Intangible assets are amortized at the shorter of their remaining legal or contractual life or over their estimated useful life on a straight-line basis. The amortization method and estimate of the useful life of intangible assets are reviewed annually.

(i)	Deferred rent:

The base rent values of rent-free periods and leasehold inducements received in long-term facility leases are being amortized on a straight-line basis over the term of the lease.

(j)	Tax credits and government grants:

Tax credits and government grants are accrued when the Company has reasonable assurance that the credits will be realized and are accounted for as a reduction of the related expenditure for items of a current expense nature and a reduction of the related asset for items of a capital nature.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

3.	Significant accounting policies (continued):

(k)	Stock-based compensation plan:

Effective January 1, 2002, the Company adopted prospectively the fair value method of accounting for all stock-based payments to non-employees and to employee direct awards of stock that call for settlement in cash or other assets, or stock appreciation rights that call for settlement by the issuance of equity instruments. However, the standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital.

(l)	Income taxes:

The Company accounts for income taxes using the asset and liability method. Future tax assets and liabilities are recognized for the future taxes attributable to the temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax carrying values. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in operating results in the period of the rate change enactment or substantive enactment. A valuation allowance against future tax assets is provided to the extent that realization of these future tax assets is not more likely than not.

(m)	Loss per share:

Basic loss per share is computed by dividing loss for the period by the weighted average shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share, except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the period.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

3.	Significant accounting policies (continued):

(n)	Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. Significant areas requiring the use of estimates relate to the assessment of impairment in the value of long-term investments, determination of useful lives of capital assets and intangible assets, recoverability of investment tax credits and valuation allowance related to future tax assets. In determining these estimates, the Company relies on assumptions regarding applicable industry performance and prospects, as well as general business and economic conditions that prevail and are expected to prevail. These assumptions are limited by the availability of reliable comparable data and the uncertainty of predictions concerning future events.

4.	Tax credits recoverable and income taxes:

The Company earns tax credits on current and capital expenditures that are eligible as scientific research and experimental development (“SR&ED”) expenditures.

As a result of its listing as a public company, the Company has not been eligible for refundable federal tax credits commencing with fiscal 2000. The eligibility of the Company for refundable provincial research tax credits depends on the Company’s compliance with the provincial tax legislation. The amount of refundable tax credits ultimately received by the Company is dependent upon review by taxation authorities of the technical and financial aspects of the claims.

At December 31, 2003, the Company has non-refundable research tax credits of approximately $4,869,000 (2002 - $4,100,000), which are available to reduce federal income taxes payable in future years up to and including 2013. These amounts have not been recognized in the consolidated financial statements since the Company does not have reasonable assurance that the credits will be realized.

In addition, at December 31, 2003, the Company has an unclaimed scientific research expenditure pool of approximately $24 million (2002: $19 million), which can be carried forward indefinitely as a deduction against taxable income and taxable capital and

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

4.	Tax credits recoverable and income taxes (continued):

has federal non-capital losses of approximately $12.6 million (2002 - $11.1 million) available to reduce future taxable income for years up to and including 2010. These deductible temporary differences have been recognized as future tax assets. A valuation allowance has been provided to the extent that realization of the future tax assets is not more likely than not.

The tax effect of temporary differences that give rise to significant future tax assets and future tax liabilities of the Company is presented below:

	2003	2002
Future tax assets:
Non-capital losses carried forward	$5,183,000	$4,283,000
Research and development costs	8,812,000	5,703,000
Financing costs and other deductions	625,000	375,000
Valuation allowance	(14,562,000)	(9,726,000)

	58,000	635,000

Future tax liabilities:
Capital and intangible assets - differences between net book value and undepreciated capital cost	(58,000)	(635,000)

Net future tax asset	$—	$—

5.	Long-term investments:

	2003	2002
At cost	$671,000	$700,000
At quoted market price	537,120	744,000

The Company does not exercise significant influence over either of its investees and, accordingly, these portfolio investments are carried at cost. The investees’, being Toxin Alert Inc. (“Toxin”) and Arius Research Inc. (“Arius”), shares trade on the TSX Venture Exchange and are subject to escrow provisions until 2004. The quoted market price of the portfolio is based on the last trading price of each investee’s common shares as of or prior to December 31, 2003. The quoted market price may not be indicative of the amount ultimately realizable on the disposition of these investments.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

5.	Long-term investments (continued):

During the year ended December 31, 2003, the Company sold 29,000 shares of Arius that were earlier released from escrow. The cost and the sales proceeds of the investments sold amounted to $29,000.

6.	Capital assets:

2003	Cost	Accumulated depreciation	Net book value
Laboratory equipment	$5,926,211	$2,659,567	$3,266,644
Furniture and fixtures	437,650	163,752	273,898
Office equipment	412,143	222,831	189,312
Leasehold improvements	2,403,155	387,699	2,015,456

	$9,179,159	$3,433,849	$5,745,310

2002	Cost	Accumulated depreciation	Net book value
Laboratory equipment	$5,879,363	$1,752,785	$4,126,578
Furniture and fixtures	424,948	97,701	327,247
Office equipment	278,547	105,670	172,877
Leasehold improvements	2,710,138	484,243	2,225,895

	$9,292,996	$2,440,399	$6,852,597

Depreciation expense for December 31, 2003 was $1,342,921 (2002 - $1,185,137).

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

7.	Intangible asset:

On July 17, 2003, the Company and Roche Diagnostics entered into a cross-licensing agreement for an amount of U.S. $1.5 million ($2,054,675) whereby the Company received a non-exclusive world-wide license in the field of point-of-care diagnostics relating to the development, manufacture and marketing of immunoassays for point-of-care diagnostics that detect the congestive heart failure marker NT-proBNP and granted Roche Diagnostics a non-exclusive world-wide license on the Company’s improvement of the technology relating to the development, manufacture and marketing of immunoassays that detect the congestive heart failure marker NT-proBNP. An amount of U.S. $0.5 million has been paid to Roche Diagnostics related to the acquired license, and the balance of U.S. $1.0 million is due to be paid in July 2004. The license acquired by SynX has been recognized as an intangible asset. The license is being amortized on a straight-line basis over its estimated useful life of 10 years. An amount of $94,173 has been charged to amortization during the year ended December 31, 2003.

8.	Debentures:

On July 10, 2003 and August 22, 2003, the Company completed a private placement of secured subordinate debentures (“debentures”) for gross proceeds of $3,450,000, accompanied by 1,725,000 common share purchase warrants. Each common share purchase warrant entitles the holder to purchase one common share of the Company at a price of $0.83 per common share at any time prior to July 31, 2005. The debentures mature on July 31, 2005, bear interest at the rate of 7% per annum to July 31, 2004 and 10% per annum thereafter. Interest expense and accretion for the year ended December 31, 2003 amounted to $152,266 and is included in interest and financing expenses in the statement of operations and deficit. The debentures are secured by a floating charge on all assets including intellectual property and is subject only to first fixed charges by the Company’s banker.

The fair value of the debentures in the amount of $3,266,300 was determined using a discount rate of 12% being the rate management estimated as a risk adjusted borrowing rate. The residual, amounting to $183,700 has been allocated as the value of the share purchase warrants included in shareholders’ equity.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

8.	Debentures (continued):

The Company is required to comply with certain financial covenants, and amongst other conditions, is required to maintain cash and cash equivalents of $1.7 million, failing which, the management will defer payment of their base compensation by 20% until the minimum cash balance is restored either due to a financing or revenue from operating activities. Effective October 1, 2003, the Company has deferred payment of 20% of management’s base compensation as cash and cash equivalent balances were below the stipulated minimum of $1.7 million. At December 31, 2003, $68,750 of deferred compensation was classified as accounts payable and accrued liabilities.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

9.	Share capital:

(a)	Authorized:

Unlimited non-voting preference shares issuable in series

Unlimited common shares without par value

Issued and outstanding:

Common shares

	Years ended December 31,				Cumulative from March 11, 1997 to December 31, 2003
	2003		2002
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount
Balance, beginning of period	10,267,389	$39,924,415	10,179,755	$39,643,506	—	$—
Issued for:
Cash	—	—	—	—	6,777,242	27,238,099
Warrants and underwriters’ options exercised	—	—	10,000	42,600	2,113,942	9,211,795
Stock options exercised	—	—	77,634	223,909	315,787	882,966
Debt conversion	—	—	—	—	1,040,688	5,117,284
Expiry of warrants	—	—	—	14,400	—	14,400
Issue costs	—	—	—	—	—	(2,575,379)
Services received	—	—	—	—	19,730	35,250

Balance, end of period	10,267,389	$39,924,415	10,267,389	$39,924,415	10,267,389	$39,924,415

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

9.	Share capital (continued):

(b)	Warrants:

	Common share purchase warrants
	Number	Amount
Balance, December 31, 2001	1,450,000	$14,500
Exercised(i)	(10,000)	(100)
Expired(i)	(1,440,000)	(14,400)

Balance, December 31, 2002	—	—
Issued (note 8)	1,725,000	183,700

Balance, December 31, 2003	1,725,000	$183,700

(i)	In February 2002, a total of 10,000 Series C common share warrants were exercised and the balance 1,440,000 warrants expired on August 14, 2002. Each warrant entitled the holder to purchase one common share of the Company at $4.25 per share for total gross proceeds of $42,500.

(c)	Stock option plan:

The Company has a stock option plan (the “Plan”) for directors, officers, employees and consultants. The number of shares that is issuable under the Plan is limited to 2,500,000 common shares. The Board of Directors determines the recipient, number of optioned shares, option price and expiry date and other terms in accordance with guidelines established by the securities regulators. The exercise prices equal the closing quoted market value of the underlying common shares on the day before the granting. Each option granted allows the holder to purchase one common share.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

9.	Share capital (continued):

As at December 31, 2003, there were 301,765 (2002 - 595,265) options available for grant.

	2003		2002
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Outstanding, beginning of year	1,668,668	$3.75	2,215,335	$4.57
Granted	437,000	0.93	585,000	1.64
Exercised	—	—	(77,634)	2.88
Expired or cancelled	(143,500)	1.59	(1,054,033)	4.38

Outstanding, end of year	1,962,168	3.28	1,668,668	3.75

Exercisable, end of year	1,557,001	$3.82	1,168,168	$3.91

Options outstanding and exercisable are as follows:

Exercise price	Options outstanding	Weighted average remaining contractual life (years)	Options exercisable
$0.82 - $2.31	930,834	3.71	564,501
$2.50 - $3.50	369,334	2.23	337,500
$4.00 - $7.75	662,000	2.51	655,000

$0.82 - $7.75	1,962,168	3.03	1,557,001

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

9.	Share capital (continued):

Section 3870 requires the disclosure of pro forma net earnings and earnings per share information as if the Company had accounted for employee stock options granted after January 1, 2002 under the fair value method. The fair value of the options issued in the year was determined using the Black-Scholes option pricing model. The following assumptions were used:

Stock options granted	Risk-free interest rate	Dividend yield	Volatility factor	Weighted average expected option life	Weighted average grant date fair value
Second quarter 2002	4.0%	0%	190%	2 years	$0.20
Fourth quarter 2002	3.5%	0%	173%	2 years	0.07
First quarter 2003	3.6%	0%	112%	2 years	0.24
Second quarter 2003	2.7%	0%	110%	2 years	0.04
Third quarter 2003	2.7%	0%	110%	2 years	0.07

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to income over the vesting period. For the year ended December 31, 2003, the Company’s pro forma net loss is $7,770,833 (December 31, 2002 - $9,188,997) and the basic and diluted loss per share is $0.76 (December 31, 2002 - $0.90).

10.	Loss per share:

The following table reconciles the numerator and denominator for the calculation of basic and diluted loss per share:

	2003	2002
Numerator:
Loss available to common shareholders	$(7,740,403)	$(9,168,453)

Denominator:
Basic loss per share:
Weighted average number of shares outstanding	10,267,389	10,256,585
Effect of dilutive securities	—	—

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

10.	Loss per share (continued):

	2003	2002
Diluted loss per share:
Weighted average number of shares outstanding and assumed dilution	10,267,389	10,256,585

Basic and diluted loss per share	$(0.75)	$(0.89)

The warrants and stock options outstanding for each of the period reported (notes 8 and 9) were not included in the computation of diluted loss per share because the effect would be anti-dilutive.

11.	Research and development projects:

The Company has undertaken the following significant research and development projects:

Proteomics Discovery Platform™:

The Company is continuously enhancing the Proteomics Discovery Platform™ (“PDP™”) to remain at the leading edge of proteomics technology. Notably, the Company added a cell biology component to its platform in 2002. The Company’s discovery platform not only serves as the discovery engine for all of its diagnostic and therapeutic products, but also supports and accelerates their development. In addition, a large U.S.-based multinational company was granted access to its platform through a research and development agreement in a research field designated by its partner. These types of platform access arrangements are expected to be the basis of several future agreements.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

11.	Research and development projects (continued):

Alzheimer’s Disease:

The Company has an established intellectual property position in the diagnosis of Alzheimer’s disease, and was granted the patent entitled, “Process for Differential Diagnosis of Alzheimer’s Dementia and Device Thereof.” This technology has been exclusively licensed on a worldwide basis to Ortho-Clinical Diagnostics (“OCD”), a Johnson & Johnson company, and the Company is developing these reagents to work on automated equipment under contract by OCD. The Company is still actively pursuing promising therapeutic avenues for its discovered biomarkers in Alzheimer’s disease, and intellectual property has been filed in this area.

Congestive Heart Failure:

A rapid format risk assessment/diagnostic panel and ELISA format test for Congestive Heart Failure have been developed, through the Company’s partnership with the Ottawa Heart Institute and Dr. Alfonzo De Bold. Two patents have been issued and an additional six have been filed to protect the Company’s proprietary position in this field. The Company is developing other diagnostic/prognostic biomarkers for Congestive Heart Failure that will form the basis of second generation products.

Insulin Resistance/Diabetes:

The Company continues to apply the PDPTM to the discovery of new biomarkers for the diagnosis of insulin resistance, allowing for earlier intervention before the onset of Type II diabetes. The Company, together with the Hospital for Sick Children and Dr. Michael Dosch, has discovered biomarkers that are early indicators of Type I diabetes. These biomarkers are currently in development for use in a rapid format, point-of-care blood test to identify those children who are in the early stages of Type I diabetes, before their insulin-producing cells have been destroyed. In addition, through the course of its collaborative research, the Company has identified and developed proprietary therapeutic avenues for Type I diabetes. These novel diagnostic and therapeutic approaches are the subject of a patent application entitled, “Diagnosis and Treatment of Early Pre-Type-1 Diabetes Utilizing Glial Fibrillary Acidic Protein.”

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

11.	Research and development projects (continued):

Traumatic Brain Injury:

The Company has developed several markers for the diagnosis/prognosis of Traumatic Brain Injury, and has recently received approval from Health Canada for the sale of the ELISA format diagnostics in Canada.

Stroke:

The Company has developed a rapid format, point-of-care test to quickly and accurately diagnose strokes and distinguish between hemorrhagic and thrombotic strokes. The technology has been licensed to Genzyme Corporation. Genzyme Diagnostic, a business unit of Genzyme Corporation, will be manufacturing and distributing the product. On May 22, 2001, the Company was granted the patent entitled, “Method for Diagnosing and Distinguishing Stroke and Diagnostic Devices for Use Therein.”

Myostatin (Muscle Genesis):

The Company, together with the University of Liege, continues to be engaged in research relating to the modulation and regulation of the myostatin gene, which is a gene responsible for muscle growth (commonly known as double muscling), for both agricultural and human applications. In August 2002, the United States Patent and Trademark Office issued to the Company U.S. Patent No. 6,103,466 entitled, “Double-Muscling in Mammals.”

Other Discovery Projects:

The Company’s research and development program is focused on the early diagnosis and risk assessment of interrelated diseases forming the Syndrome X continuum. Syndrome X refers to a cluster of risk factors associated with insulin resistance, such as hypertension, high blood levels of insulin, fat and cholesterol which can ultimately lead to diabetes, kidney disease, heart disease and stroke.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

11.	Research and development projects (continued):

Research and development costs incurred for each project are as follows:

	Years ended December 31,		Cumulative from March 11, 1997 to December 31, 2003
	2003	2002
Proteomics Discovery Platform™	$288,170	$1,162,605	$4,344,966
Alzheimer’s Disease	1,274,873	2,415,455	4,509,423
Congestive Heart Failure	1,686,262	1,531,697	4,450,562
Insulin Resistance/Diabetes	1,276,165	2,004,204	4,416,778
Traumatic Brain Injury	137,951	208,525	472,934
Stroke	142,422	308,582	6,036,544
Myostatin (Muscle Genesis)	408,739	72,401	1,619,033
Other Discovery Projects	2,582,755	2,120,155	8,518,013

	$7,797,337	$9,823,624	$34,368,253

All revenue earned to date for research fees and reagent sales arose from the other discovery projects. All capital assets of the Company available for research and development are non-project specific and are available for use on all research activities regardless of function or therapeutic indication.

12.	Statements of cash flows:

(a)	The change in non-cash working capital consists of the following:

	Years ended December 31,		Cumulative from March 11, 1997 to December 31, 2003
	2003	2002
Decrease (increase) in tax credits recoverable	$400,000	$(200,000)	$(200,000)
Increase in accounts receivable	(211,932)	(118,395)	(391,426)
Decrease (increase) in prepaid expenses and other assets	(143,884)	130,859	(358,467)
Increase (decrease) in accounts payable and accrued liabilities	2,437,980	(405,129)	3,676,194

	$2,482,164	$(592,665)	$2,726,301

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

12.	Statements of cash flows (continued):

(b)	Supplemental cash flow information is as follows:

	Years ended December 31,		Cumulative from March 11, 1997 to December 31, 2003
	2003	2002
Supplemental cash flow information:
Interest paid	$121,318	$5,022	$383,492
Tax credits received	768,894	—	2,922,819

Non-cash financing and investing activities:
Common shares issued for services received	$—	$—	$35,250
Conversion of debentures for common shares	—	—	5,106,497
Investments received for services rendered	—	—	(700,000)
Equipment financing	—	—	62,865
Issue of stock options to non-employees at fair value	—	8,990	8,990
Warrants issued on settlement of notes payable	—	—	1,352,660

13.	Related party transactions:

The Company entered into the following transactions with investees, shareholders and directors:

	2003	2002
Research fees and reagent sales	$—	$574
Research and administrative services fees	52,000	44,000
Research and administrative expenses	(261,843)	(723,654)

	$(209,843)	$(679,080)

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

13.	Related party transactions (continued):

Revenue earned from research fees and the sale of reagents was measured, as described in note 3(a). Administrative services revenue was measured at cost.

The balances receivable from a shareholder and director and an investee at December 31, 2003 were $98,121 and $4,431, respectively (2002 - $26,386 and $18,077, respectively). The balance payable to an investee at December 31, 2003 was nil (2002 - $109,422).

14.	Fair values of financial instruments:

The reported values of financial instruments, which consist of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities, approximate their fair values due to the short-term maturity of these instruments. The carrying value of the equipment financing obligations and debentures approximate their fair values to reflect current market rates of interest for similar instruments of comparable maturity and credit quality.

In 2002, financial instruments potentially exposing the Company to a concentration of credit risk consist of marketable securities comprised of “AAA” rated commercial papers and money market fund with a market value at December 31, 2002 of $2,837,460.

15.	Commitments:

(a)	The Company has entered into lease agreements for office equipment. The annual commitments to July 2005 are as follows:

2004	$49,988
2005	6,223

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

15.	Commitments (continued):

(b)	The Company has entered into a 10-year lease agreement, which expires February 29, 2012, with respect to the Company’s office and laboratory space. The minimum annual rental payments for the next five years and thereafter are as follows:

2004	$1,081,131
2005	1,157,148
2006	1,207,826
2007	1,258,504
2008	1,266,950
Thereafter	4,012,000

Under the terms of the lease for the building, the Company provided a letter of credit to its landlord pledging an interest-bearing term deposit in the principal amount of $1,000,000, as collateral until February 28, 2007. At that time, unrestricted access to these funds will revert to the Company.

16.	Differences between Canadian GAAP and United States GAAP:

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”), which differ in certain respects from generally accepted accounting principles applied in the United States (“United States GAAP”). The significant differences between Canadian and United States GAAP, and their effect on the financial statements of the Company are described below:

Statement of operations:

	2003	2002
Loss in accordance with Canadian GAAP and United States GAAP	$(7,740,403)	$(9,168,453)
Other comprehensive income:
Unrealized holdings loss in investments arising during the year (a)	(177,880)	(838,000)

Comprehensive loss in accordance with United States GAAP	$(7,918,283)	$(10,006,453)

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

16.	Differences between Canadian GAAP and United States GAAP (continued):

Statement of accumulated other comprehensive income:

	2003	2002
Accumulated other comprehensive income, beginning of the year	$44,000	$882,000
Unrealized holdings loss in investments arising during the year (a)	(177,880)	(838,000)

Accumulated other comprehensive income, end of year in accordance with United States GAAP	$(133,880)	$44,000

The following table shows the basic and diluted loss per share in accordance with United States GAAP:

	2003	2002
Basic and diluted loss per share in accordance with United States GAAP	$(0.75)	$(0.89)

(a)	As described in note 5, the Company has investments in publicly traded entities that the Company accounts for as portfolio investments, carried at cost in accordance with Canadian GAAP. Any impairment in carrying value that is considered to be other than temporary, is charged to operations in the year in which the impairment is assessed. Under United States GAAP, the Company classifies the investments as available for sale and records the investments at fair value, and any unrealized gain or loss is reported in accumulated other comprehensive income as a separate component of shareholders’ equity.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

16.	Differences between Canadian GAAP and United States GAAP (continued):

Under United States GAAP, if the sale of investments is restricted by governmental or contractual requirements such as contractual escrow arrangements, then the investments are classified as restricted stock and are carried at cost. When the governmental or contractual requirements are expected to terminate within one year from the balance sheet date, then restricted stock is classified as available for sale, and is recorded at fair value, with any unrealized gain or loss reported in accumulated other comprehensive income as a separate component of shareholders’ equity. As at December 31, 2003, long-term investments under United States GAAP include the fair value of available for sale investments amounting to $537,120 (2002 - $552,000), and the cost of restricted stock amounting to nil (2002 - $192,000). Under United States GAAP, long-term investments on the balance sheet decrease by $133,880 (2002 - increase by $44,000) with a corresponding decrease in accumulated other comprehensive income of $133,880 (2002 - increase of $44,000). The tax effect of the unrealized holding loss at December 31, 2003 will increase the deferred tax asset by approximately $24,000 (2002 - $8,000) with a corresponding increase in valuation allowance of $24,000 (2002 - $8,000).

At December 31, 2002 the Company also held investments in marketable securities. Under Canadian GAAP, these securities were carried at cost plus accrued interest. Under United States GAAP, these securities were classified as trading securities and were carried at fair value, which at December 31, 2002 approximated the cost plus accrued interest. Accordingly under United States GAAP, there was no difference compared with reported amounts under Canadian GAAP.

(b)	Reclassification of research and development tax credits to income taxes:

Under Canadian GAAP, investment tax credits are accounted for as a reduction of the research and development expenses in the statement of operations and deficit. Under United States GAAP, investment tax credits would be reclassified and deducted from income tax expense. Such a reclassification will have no impact in the loss for the periods presented under both United States GAAP and Canadian GAAP.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

16.	Differences between Canadian GAAP and United States GAAP (continued):

(d)	New United States accounting pronouncements:

Effective January 1, 2002, the Company adopted SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets”. These statements are substantially consistent with CICA Sections 1581 and 3062. These statements did not impact the Company.

SFAS No. 143, “Accounting for Asset Retirement Obligations” is effective for fiscal years beginning after June 15, 2002 and requires that the fair value of an asset retirement obligation be recorded as a liability, at fair value, in the period in which the Company incurs the obligation. The Company has adopted SFAS No. 143 commencing January 1, 2003 and is not impacted by this standard. Canadian GAAP was aligned with United States GAAP by the issuance of CICA Section 3110 which the Company will adopt effective January 1, 2004.

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, is effective for fiscal years beginning after December 15, 2001; it retains the fundamental provisions of SFAS No. 121 for recognizing and measuring impairment losses of long-lived assets other than goodwill as the difference between the fair value of the impaired asset and the carrying amount. The Company prospectively adopted SFAS No. 144 effective January 1, 2002 and is not impacted by this standard. Canadian GAAP was aligned with United States GAAP by the issuance of CICA Section 3063 which the Company will adopt effective January 1, 2004.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

16.	Differences between Canadian GAAP and United States GAAP (continued):

In November 2002, FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45), which requires certain disclosures of obligations under guarantees. The disclosure requirements of FIN 45 are effective for the Company’s fiscal year ended December 31, 2002. Effective for 2003, FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees entered into or modified after December 31, 2002, based on the fair value of the guarantee. Canadian GAAP was aligned with United States GAAP by the issuance of CICA Accounting Guideline 14, Disclosure of Guarantees which the Company adopted effective January 1, 2003. The Company was not impacted by either of these standards.

(c)	Stock based compensation:

Under United States GAAP, the Company measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion No. 25, “Accounting for Stock Issued to Employees” as permitted by SFAS No. 123. Because the exercise price of stock options granted to employees equal the closing quoted market value of the underlying common shares on the day before the granting, there is no impact on the measurement of compensation costs related to stock options granted to employees using the intrinsic value method under United States GAAP and the settlement method under Canadian GAAP.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2003 and 2002 and period from March 11, 1997,

date of inception, to December 31, 2003

17.	Subsequent event:

On February 9, 2004, Nanogen, Inc., (“Nanogen”) a developer of molecular diagnostic products for the gene-based testing market, signed a definitive agreement whereby Nanogen proposed to acquire the Company in an all-share transaction by way of a court-approved plan of arrangement.

The transaction has received the approval of the holders of the Company’s common shares and debentures, and the necessary court approval and other regulatory requirements have been obtained. The transaction closed on April 21, 2004 and the Company’s common shares ceased trading. Prior to this date, 175,000 common share purchase warrants (note 8) were exercised for gross proceeds of $145,250.

Under the terms of the combination agreement, Nanogen issued Nanogen common shares in a share-for-share exchange to holders of the Company’s common shares. The transaction was valued at approximately $16.3 million. At closing, each SynX common shareholder received approximately $1.43 per SynX common share in Nanogen common stock. Nanogen also made available to SynX a secured line of credit of $2 million to fund working capital needs prior to closing. At closing, Nanogen acquired the existing $3.45 million principal amount subordinated secured debentures of SynX in exchange for newly issued shares of Nanogen stock. Outstanding options and warrants to acquire SynX common shares converted into obligations of Nanogen at closing and represent options and warrants to acquire shares of Nanogen common stock based on the transaction exchange ratio and the existing terms of the SynX stock option plan and warrants. The costs related to this transaction aggregated to approximately $1.3 million.

SYNX PHARMA INC.

(A Development Stage Company)

Consolidated Balance Sheets

(Canadian dollars)

	March 31, 2004 (unaudited)	December 31, 2003 (audited)
Assets

Current assets:
Cash	$162,623	$490,181
Accounts receivable	339,439	391,426
Prepaid and other assets	385,046	358,467
Tax credits recoverable	250,000	200,000

	1,137,108	1,440,074

Funds on deposit - restricted	1,000,000	1,000,000
Long-term investments	671,000	671,000
Intangible asset	1,909,136	1,960,502
Capital assets	5,450,169	5,745,310

	$10,167,413	$10,816,886

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accruals	$4,473,151	$3,676,194
Current portion of equipment financing	6,578	17,684

	4,479,729	3,693,878
Due to Nanogen	1,055,907	—
Deferred rent	790,461	753,067
Debentures	3,327,533	3,304,571

Shareholders’ equity
Share capital	40,074,209	39,924,415
Common shares issued:
March 31, 2004- 10,394,389
December 31, 2003- 10,267,389
Contributed surplus	67,438	—
Stock options	7,900	6,804
Share purchase warrants	170,388	183,700
Deficit accumulated during development stage	(39,806,152)	(37,049,549)

	513,783	3,065,370

Going concern (note 2)
Subsequent event (note 10)
	$10,167,413	$10,816,886

See accompanying notes to consolidated financial statements.

SYNX PHARMA INC.

(A Development Stage Company)

Consolidated Statements of Operations and Deficit

(Canadian dollars)

	Three Months ended March 31, 2004 (unaudited)	Three Months ended March 31, 2003 (unaudited)
Revenue:
Licensing fees	$—	$3,080,000
Research services	—	176,673
Product sales	93,212	128,154
Service fees	28,500	46,000
Clinical trials	214,187	—
Other	—	52,506

	335,899	3,483,333
Cost of goods sold	(53,113)	(46,913)

	282,786	3,436,420

Interest Income	6,733	8,782

Expenses:

Research and Development
Salaries and Benefits	339,283	713,538
Lab supplies and services	214,349	370,171
Research and clinical funding	261,916	223,845
Professional fees	136,896	533,161
Occupancy costs	262,215	324,845
Other operating costs	36,009	67,079

Total research and development	1,250,668	2,232,639
Less: Investment tax credits	(50,000)	(200,000)

	1,200,668	2,032,639

Sales and Marketing
Salaries and Benefits	121,506	193,693
Occupancy costs	64,046	38,000
Other operating costs	23,416	59,190

	208,968	290,883

General and Administration
Salaries and Benefits	301,648	410,886
Interest and financing	81,842	13,894
Professional fees	670,665	217,962
Occupancy costs	94,997	114,237
Other operating costs	58,445	91,813

	1,207,597	848,792

Amortization	369,166	334,067
Loss on foreign exchange	8,750	209,667

	2,995,149	3,716,048

Loss for the period	(2,705,630)	(270,846)

Deficit, beginning of period	(37,049,549)	(29,309,146))

Adoption of new accounting principle (note 9a)	(50,973)	—

Deficit, end of period	$(39,806,152)	$(29,579,992)

Basic and diluted loss per share	$(0.26)	$(0.03)

Weighted average number of common shares outstanding	10,331,889	10,256,585

See accompanying notes to consolidated financial statements.

SYNX PHARMA INC.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Canadian dollars)

	Three Months ended Mar. 31, 2004 (unaudited)	Three Months ended Mar. 31, 2003 (unaudited)
Cash flows from operating activities:
Loss for the period	$(2,705,630)	$(270,846)
Items not involving cash:
Amortization	369,166	334,067
Deferred compensation	9,660	1,124
Disposal of capital asset	—	—
Deferred rent	37,394	63,874
Deferred charge		—
Change in non-cash working capital
Increase tax credits recoverable	(50,000)	(200,000)
(Increase) decrease in accounts receivable	51,987	(233,578)
Increase in prepaid expense	(26,579)	(79,948)
Increase in accounts payable and accrued liabilities	796,957	80,386

	(1,517,045)	(304,921)

Cash flows from financing activities:
Exercise of options and warrants	158,060	—
Exercise of warrants and underwriters’ options	(13,374)	—
Issue of debentures		—
Proceeds from bridge loan from Nanogen, Inc.	1,055,907	—
Proceeds from sale of long-term investment	—	—
Proceeds from equipment financing	—	13,044
Repayment of equipment financing	(11,106)	(11,486)

	1,189,487	1,558

Cash flows from investing activities:
Acquisition of capital assets	—	(79,666)
Purchase of license	—	—
Sale of marketable securities	—	340,647

	—	260,981

Decrease in cash and cash equivalents	(327,558)	(42,382)

Cash and cash equivalents, beginning of period	490,181	48,300

Cash and cash equivalent, end of period	$162,623	$5,918

See accompanying notes to consolidated financial statements.

SYNX PHARMA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited, in Canadian dollars)

1.	BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada for interim consolidated financial statements and on a basis consistent with the Company’s annual financial statements for the year ended December 31, 2003. These interim consolidated financial statements reflect, in the opinion of management, all adjustments (which include reclassifications and normal recurring adjustments) necessary to present fairly the financial position, as at March 31, 2004 and results of operations and cash flows for all periods presented.

Certain information and note disclosure normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in Canada have been omitted. These interim consolidated financial statements and notes should be read in conjunction with the audited financial statements for the year ended December 31, 2003. The results of operations for the three-month period ended March 31, 2004 are not necessarily indicative of the results for the full year. These interim financial statements have not been subject to review by the Company’s auditors in accordance with generally accepted standards for a review of interim financial statements.

2.	GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The use of the “going concern” assumption may not be appropriate because the Company experienced significant losses in each year since inception and has experienced significant negative cash flow from operations in the current year.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the generation of revenue from the Company’s research and development program or through the attainment of additional debt or equity financing, which management believes will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these consolidated financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue beyond the first few months of 2004.

The consolidated financial statements do not reflect adjustments that would be necessary if the “going concern” assumption were not appropriate. If the “going concern” basis were not appropriate for these consolidated financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses, and the balance sheet classifications used.

See also the Subsequent Event discussion in Note 10.

3.	CHANGE IN ACCOUNTING POLICY – Stock Based Compensation

Prior to January 1, 2004, the Company applied the fair value based method of accounting prescribed by CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, only to stock options granted to non-employees, and applied the settlement method of accounting to employee stock options. Under the settlement method, any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital and no compensation expense was recognized.

The CICA Accounting Standards Board has amended CICA Handbook Section 3870 – Stock-based Compensation and Other Stock-based Payments – to require entities to account for employee stock options using the fair value based method, beginning January 1, 2004. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting period. In accordance with one of the transitional options permitted under amended Section 3870, the Company has retroactively applied the fair value based method to all employee stock options granted on or after January 1, 2002, without restating prior periods. The effect of retroactively adopting the fair value based method is to increase opening deficit by $50,973 representing the expense for the years ended December 31, 2002 and 2003. The offset to deficit is an increase in the contributed surplus. For the three months ended March 31, 2004, an expense with respect to stock based compensation in the amount of $8,537 was recorded.

4.	LOSS PER SHARE

Loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period. Due to the net loss for all periods presented, all potential common shares outstanding are considered anti-dilutive and are excluded from the calculation of diluted loss per share.

5.	FUNDS ON DEPOSIT – RESTRICTED

Under the terms of the lease, the Company provided a letter of credit to its landlord pledging an interest bearing term deposit in the principal amount of $1,000,000 as collateral until February 28, 2007. At that time, unrestricted access to these funds will revert to the company.

6.	DUE TO NANOGEN

Under the terms of the combination agreement between the Company and Nanogen, Inc. (“Nanogen”), Nanogen would make available to the Company a secured line of credit of $2 million to fund working capital needs prior to closing (see Note 10). The secured line of credit accrues interest of 7% per annum. At March 31, 2004, the Company had utilized $1.1 million of the secured line of credit.

7.	SHARE CAPITAL

(a) Shares

There were no share transactions in the first three months of 2004.

(b) Warrants

In the first quarter of 2004, 125,000 purchase warrants were exercised for gross proceeds of $103,750. At March 31, 2004, 1,600,000 common share purchase warrants remain outstanding. Each Warrant entitles the holder to purchase one Common Share of the Company at a price of $0.83 per share at any time before July 31, 2005.

(c) Stock Options

On January 1, 2004, the Company adopted CICA Handbook Section 3870 – Stock-based Compensation and Other Stock-based Payments and recorded a charge to opening deficit of $50,973 for stock options granted to employees on or after January 1, 2002 (note 3).

During the three months ended March 31, 2004, the Company recorded compensation expense of approximately $8,537 related to stock options granted to employees. As a result of the above transactions, $59,510 was recorded in contributed surplus.

(d) Stock-Based Compensation

Based on stock options issued subsequent to January 1, 2002, the stock based compensation expense for the three months ended March 31, 2003 would have been $nil, and pro-forma loss for the three months ended March 31, 2003 would have been $270,846 or $0.03 per basic and diluted earnings per share.

There were no options granted for the three months ended March 31, 2004. The weighted average estimated fair value at the date of grant for options granted for the three months ended March 31, 2003 was $0.235 per share. The fair value of each option granted was estimated on the date of the grant using the Black Scholes Option Pricing Model with the following assumptions:

Risk free interest rate: 3.6%

Volatility factor: 112%

Weighted average expected life of the options: 2 years

Dividend yield: 0%

8.	RELATED PARTY TRANSACTIONS

The company entered into the following transactions with investors, investees, shareholders and directors.

	Revenue (Expense) Three –Months ended Mar. 31, 2004	Revenue (Expense) Three-Months ended Mar. 31, 2003
Research and administrative services revenues	$12,000	$12,000
Consulting expenses	—	(20,000)
Research and administrative expenses	(77,623)	(61,204)

The balance receivable from a shareholder and director, and an investee at March 31, 2004 were $100,728 and $13,101 respectively (2003 - $25,225 and $42,646, respectively).

9.	DIFFERENCES BETWEEN CANADIAN GAAP AND UNITED STATES GAAP

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”), which differ in certain respects from generally accepted accounting principles applied in the United States (“United States GAAP”). The significant differences between Canadian and United States GAAP, and their effect on the financial statements of the Company are described below:

Statement of operations:

For the three months ended March 31, 2004 (unaudited)
Loss in accordance with Canadian GAAP	$(2,705,630)
Less: Stock based compensation (a)	8,537

Loss in accordance with United States GAAP	(2,697,093)

Other comprehensive income:
Unrealized holding gain/(loss) from investments arising during the period (b)	$497,180

Comprehensive loss in accordance with United States GAAP	$(2,199,913)

Statement of accumulated other comprehensive income:

Accumulated other comprehensive income, as at January 1, 2004 in accordance with United States GAAP	$(133,880)
Unrealized holding gain/(loss) from investments arising during the period (b)	$497,180

Accumulated other comprehensive income, as at March 31, 2004 in accordance with United States GAAP	$363,300

The following table shows the basic and fully diluted loss per share in accordance with United States GAAP:

Basic and fully diluted loss per share in accordance with United States GAAP	$(0.21)

(a)	Under Canadian GAAP, effective January 1, 2004, the Company has adopted the fair value based method of accounting for stock options issued to employees prescribed by CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting period. The Company has retroactively applied the fair value based method to all employee stock options granted on or after January 1, 2002, without restating prior periods. The effect of retroactively adopting the fair value based method is to increase opening deficit by $50,973 representing the expense for the years ended December 31, 2002 and 2003. The offset to deficit is an increase in the contributed surplus. For the three months ended March 31, 2004, an expense with respect to stock based compensation in the amount of $8,537 was recorded.

Under United States GAAP, the Company measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion No. 25 “Accounting for Stock Issued to Employees” as

permitted by SFAS No. 123, and does not record an expense in the statement of operations for fair value of stock options granted to employees. As such, the stock based compensation expense in the amount of $8,537 for the three months ended March 31, 2004 would be excluded from the loss for the period under United States GAAP, and would be included in the pro-forma net loss and loss per share information as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. Further, the adjustments to opening deficit and contributed surplus in the amount of $50,973 would not be made under United States GAAP.

(b)	The Company has investments in publicly traded entities that the Company accounts for as portfolio investments, carried at cost in accordance with Canadian GAAP. Any impairment in carrying value, that is considered to be other than temporary, is charged to operations in the year in which the impairment is assessed. Under United States GAAP, the Company classifies the investments as available for sale and records the investments at fair value, and any unrealized gain or loss is reported in accumulated other comprehensive income as a separate component of shareholders’ equity.

Under United States GAAP, if the sale of investments is restricted by governmental or contractual requirements such as contractual escrow arrangements, then the investments are classified as “restricted stock” and are carried at cost. When the governmental or contractual requirements are expected to terminate within one year from the balance sheet date, then restricted stock is classified as “available for sale”, and is recorded at fair value, with any unrealized gain or loss reported in accumulated other comprehensive income as a separate component of shareholders’ equity. As at March 31, 2004, long-term investments under United States GAAP include the fair value of available for sale investments amounting to $1,034,300, and the cost of restricted stock amounting to $nil. Under United States GAAP, long-term investments on the balance sheet increase by $12,000 with a corresponding increase in “accumulated other comprehensive income” of $497,180.

In addition, Under Canadian GAAP, investment tax credits are accounted for as a reduction of the research and development expenses in the statement of operations and deficit. Under United States GAAP, investment tax credits would be reclassified and deducted from income tax expense. Such a reclassification will have no impact in the loss for the periods presented under both United States GAAP and Canadian GAAP.

10.	SUBSEQUENT EVENT

On April 21, 2004, Nanogen, Inc., a developer of molecular diagnostic products for the gene-based testing market, acquired the Company in an all-share transaction by way of a court-approved plan of arrangement.

Under the terms of the combination agreement, Nanogen issued shares of Nanogen common shares in a share-for-share exchange to holders of the Company’s common shares. The transaction was valued at approximately $16.3 million. At closing, each SynX common shareholder received approximately $1.43 per SynX common share in Nanogen stock. Nanogen also made available to SynX a secured line of credit of $2 million to fund working capital needs prior to closing. At closing, Nanogen acquired the $3.45 million principal amount of subordinated secured debentures of SynX in exchange for newly issued shares of Nanogen stock. Outstanding options and warrants to acquire SynX common shares were converted into obligations of Nanogen at closing and now represent options and warrants to acquire shares of Nanogen common stock based on the transaction exchange ratio and the existing terms of the SynX stock option plan and warrants.